Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the KSW, Inc. Amended 1995 Stock Option
Plan of KSW, Inc. of our report dated February 11, 2005, except for Note 16, as to which the date is March 28, 2005, with respect to the consolidated financial statements and schedule of KSW, Inc. included in its Annual Report Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.


MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.



White Plains, New York
February 9, 2006